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                                  EXHIBIT 23.4
                          CONSENT OF FINANCIAL ADVISOR

Fox-Pitt, Kelton Inc. consents to the use in the Registration Statement on Form S-4 of Synovus Financial Corporation, Registration Number 333-_______, of our opinion letter dated March 3, 2000, related to the acquisition of ProCard, Inc. included in the Proxy Statement/Prospectus to such Registration Statement at Appendix "B" and to all references to Fox-Pitt, Kelton in the Registration Statement and related Proxy Statement/Prospectus.







/s/ Fox-Pitt Kelton, Inc.


April 3, 2000